EXHIBIT 12.4

                          WEST TEXAS UTILITIES COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 2000
                            (Thousands Except Ratio)
                                   (Unaudited)



     Operating Income                                  $56,999

     Adjustments
        Income taxes                                    10,822
        Provision for deferred income taxes              7,869
        Deferred investment tax credits                 (1,074)
        Other income and deductions                      1,954
        Allowance for borrowed and equity funds
             used during construction                    1,089
                                                    -----------

               Earnings                                $77,659
                                                    ===========


     Fixed Charges:
        Interest on long-term debt                     $20,352
        Interest on short-term debt and other            4,580
                                                    -----------

               Fixed Charges                           $24,932
                                                    ===========


     Ratio of Earnings to Fixed Charges                3.11
                                                    ===========


                                       77